Exhibit 99.1

	Contact:	Haris Tajyar Managing Partner Investor Relations International 818-382-9702 or htajyar@irintl.com
Press Release

INSMED ANNOUNCES RESTRUCTURE, SETTLEMENT

ENDING IPLEXTM PATENT DISPUTE

Restructure Improves Financial Position and Allows Company to Focus on Clinical

Development for HIV-Related Condition and Myotonic Muscular Dystrophy

Richmond, Va., March 7, 2007—Insmed Inc., (Nasdaq: INSM) announced today that it has restructured its operations as a result of the settlement, announced earlier today, ending all patent litigation with Tercica Inc. (Nasdaq: TRCA) and Genentech Inc. (NYSE: DNA).

In its restructuring, Insmed’s sales and marketing group will be eliminated and production at Insmed’s manufacturing site in Boulder, Colorado will be scaled back, to reflect the reduced drug product requirement. The Company anticipates that the current workforce of 150 will be reduced by approximately 34% as a result of the restructure. The projected savings are expected to extend the Company’s current cash reserves and allow the Company to fund its operations into the fourth quarter of 2007. As of December 31, 2006 Insmed had $24.1 million of cash on hand.

Geoffrey Allan PhD., President, CEO and Chairman of Insmed, commented: “With the lawsuit behind us we can now focus all our efforts on developing IPLEX for the promising indications we have already identified, and with the license and development agreement with Tercica and Genentech in place we believe we are well positioned for success.” Dr. Allan added that, “The end of litigation removes a cloud from the Company’s future and the consequent restructuring allows for an improved financial position.”

The Company is presently conducting ongoing clinical research in patients with HIV associated Adipose Redistribution Syndrome (HARS) and Myotonic Muscular Dystrophy (MMD). The clinical trial for HARS is ongoing at the University of California, San Francisco while the MMD clinical trial is ongoing at the University of Rochester. Initial data from both trials is expected to be released in Q2 2007

Conference Call

The Company will host a conference call on Wednesday, March 7th, at 11am (ET) to provide an update on the litigation with Genentech and Tercica, and other business details.

Among participants on the call will be Geoffrey Allan, president and CEO of Insmed and Kevin Tully, Executive Vice President and CFO.

Interested investors can listen to the call over the internet from Insmed’s investor relations website at www.insmed.com or by dialing 888-802-2225 (domestic) or 913-312-1268 (international).

About Insmed

Insmed Inc. is a biopharmaceutical company focused on the development and commercialization of drug candidates for the treatment of metabolic diseases and endocrine disorders with unmet medical needs. For more information about Insmed or details about the Insmed-Tercica-Genentech settlement, please visit www.insmed.com.

About IPLEX

Insmed’s leading product, IPLEXTM, a complex of recombinant human IGF-I and its binding protein IGFBP-3, was approved as an orphan drug by the United States Food and Drug Administration in December 2005. The drug is being investigated for various indications with unmet medical needs, including Myotonic Muscular Dystrophy and HIV associated Adipose Redistribution Syndrome (HARS).

Forward looking statements

Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding business strategies, results of operations, financial position, cash flows, financing plans, competitive positions, growth opportunities for approved or proposed products, plans and objectives of management. Such forward-looking statements are subject to numerous risks and uncertainties, including risks that our product candidates may fail in clinical trials or may not be successfully marketed, we may lack financial resources to complete development of product candidates, we may be unable to raise additional financing necessary to continue current operations competing products may be more successful, demand for new pharmaceutical products may decrease and the biopharmaceutical industry may experience negative market trends. As a result of these and other risks and uncertainties, actual results may differ materially from those described in this press release. For further information with respect to factors that could cause actual results to differ from expectations, reference is made to reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and Insmed disclaims any intention or responsibility for updating predictions or financial guidance contained in this release.

For more information, contact:

Haris Tajyar
Managing Partner
Investor Relations International
818-382-9702 or htajyar@irintl.com